UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

720-529-3336
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    . Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 25, 2013, the Company entered into a Transition and Consulting Agreement with Kathyrn M. Hinderhofer, the Company’s Chief of Integration, Technology and Operations. Pursuant to the Transition and Consulting Agreement, Ms. Hinderhofer will retire from the Company, effective December 31, 2013. Notwithstanding her retirement, Ms. Hinderhofer has agreed to serve as a consultant to the Company through December 31, 2014 to assist in the transition of her current responsibilities and in the role of Integration Advisor with respect to integrations relating to any future acquisitions by the Company. In accordance with the Transition and Consulting Agreement, Ms. Hinderhofer will be entitled to a guaranteed annual incentive payment of $250,000.00 with respect to 2013. In connection with her consulting services during 2014, Ms. Hinderhofer will receive $960.00 per diem for any services provided from time to time, net of a monthly retainer of $2,000.00. Ms. Hinderhofer is subject to non-competition and non-solicitation covenants (as further specified in the Transition and Consulting Agreement) for a one year period following the termination of the Transition and Consulting Agreement. Ms. Hinderhofer’s transition from employee to consultant will not be a termination of service for the purposes of her outstanding equity awards granted pursuant to the Company’s 2009 Equity Incentive Plan and any subsequent termination, including the expiration of the consulting term, shall be deemed to be a termination of service without “cause” solely for the purpose of certain outstanding equity awards. The foregoing description of the Transition and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
In addition, as a result of Ms. Hinderhofer’s retirement, Thomas M. Metzger, in addition to his current role as NBH Bank, N.A.’s Market President for its Bank Midwest and Hillcrest Bank divisions, will serve as Chief of Enterprise Technology & Integration and assume the responsibilities of the Company’s Enterprise Technology and Project Management departments.
The press release issued by the Company is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Transition and Consulting Agreement, dated November 25, 2013, by and among Kathryn Hinderhofer, the Company and NBH Bank, N.A.
99.1	Press release, dated November 27, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Chief Administrative Officer & General Counsel
Date: November 27, 2013